EXHIBIT 99.1

___________________________

AMENDMENT LETTER 1
___________________________

BANK OF SCOTLAND

funding of

$1,000,000

to

SIMCLAR, INC

and

SIMCLAR INTERCONNECT TECHNOLOGIES, INC

Edinburgh

4th Floor New Uberior House 11 Earl Grey Street Edinburgh EH3 9BN For the attention of: Peter Gordon
Simclar, Inc. (formerly known as Techdyne, Inc.) Commission File No. 0-14659 2230 West 77th Street Hialeah Florida 33016 United States of America (the "Parent")	Telephone: 0131 659 0846 Fax: 0131 659 0863

Simclar Interconnect Technologies, Inc 4811 West Kearney Street Springfield MO 65803 United States of America (a "Subsidiary")
26 January 2007

Dear Sirs

BANKING FACILITIES

We refer to the agreement between ourselves, Simclar Inc. and Simclar Interconnect Technologies, Inc. (each a "Borrower" and together the "Borrowers") constituted by our offer of facilities dated 21 December 2005 and accepted by you on 22 December 2005 (the "Facility Letter") in terms of which we made available to you working capital facilities (the "Facilities") subject to the terms and conditions set out in the Facility Letter. We are writing to you to set out the terms on which the Facility Letter is to be amended.

1.	Definitions

Words and expressions used in this letter shall, except where the context otherwise requires, bear the same meaning as in the Facility Letter.

2.	Facilities

The parties agree and acknowledge that on the date referred to above the Facilities are a working capital facility with a limit of $1,000,000.

3.	Amendments

3.1.
Subject to the terms of clause 4 below, the Facility Letter shall be amended by the deletion of the date "30 September 2006" where it appears in the definition of "Review Date" in the Schedule and the substitution therefor of the date "28 January 2008".

3.2.
Except as herein expressly amended, the terms and conditions of the Facility Letter are hereby confirmed and any reference in the Facility Letter to "this letter" (or similar phrases) shall, unless the context otherwise requires, be read and construed as a reference to the Facility Letter as amended by this letter and all Security Documents shall continue to secure all sums due to BoS by the Borrowers under the Facility Letter as hereby amended.

4.	Conditions Precedent

4.1.	Subject to Clause 4.2, Clause 3 shall not come into effect unless BoS has confirmed in writing to the Borrowers that:-

(a)	BoS is satisfied that no Event of Default (as defined in the Committed Facility Letter) has occurred and is continuing unwaived; and

(b)	BoS has received a certificate in the form set out in the Schedule to this letter executed by a director of each of the Borrowers.

4.2.
If BoS does not confirm to the Borrowers in terms of Clause 4.1 on or prior to 31 January 2007 (or such other date as may be agreed in writing by BoS from time to time) then this letter will lapse and the amendments to be made in terms hereof will be of no effect.

5.	Conditions Subsequent

5.1.	The Borrowers shall procure that on or prior to 28 February 2007 the following documents shall be provided to BoS in a form and substance satisfactory to BoS:

(a)	a reaffirmation agreement by the Borrowers (the "Reaffirmation Agreement");

(b)	a legal opinion by Porter Wright or such other reputable firm of US lawyers as may be acceptable to BoS, addressed to BoS in relation to the Reaffirmation Agreement; and

(c)	certified copies of good standing certificates in relation to each of the Borrowers.

6.	Miscellaneous

6.1.	No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

6.2.
If at any time any provision of this letter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability or such provision under the law of any other jurisdiction shall in any way be affected or impaired.

6.3.	The Schedule referred to in this letter shall form part of this letter.

6.4.	This letter is a BoS Document.

7.	Costs and Expenses

The Borrowers will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS in connection with this letter (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand. The Borrowers authorises BoS to debit any operating account it has with BoS with the amount of any such fees, costs, expenses or tax which is payable from time to time.

8.	Law

This letter will be governed by and construed according to Scots law and the Borrower submits to the jurisdiction of the Scottish Courts.

Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

/s/ Peter J. Gordon
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND

Agreed and accepted for and on behalf of
SIMCLAR, INC. by

/s/ Samuel Russell		Director

/s/ J. Ian Durie		Director

Date	26 January 2007

Agreed and accepted for and on behalf of
SIMCLAR INTERCONNECT TECHNOLOGIES, INC. by

/s/ Samuel Russell		Director

/s/ J. Ian Durie		Director

Date	26 January 2007